UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2012

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01	Other Events.

On January 17, 2012, XenoPort, Inc. (“XenoPort” or the “Company”) and Astellas Pharma Inc. (“Astellas”) announced that Regnite® (gabapentin enacarbil) has received marketing approval in Japan for the treatment of moderate-to-severe primary restless legs syndrome (“RLS”).

The New Drug Application filing for Regnite employed a bridging strategy based on data supporting safety and efficacy from the successful Phase 2 study in RLS patients and long-term safety study conducted by Astellas in Japan, as well as the RLS clinical program conducted by XenoPort in the United States and supporting pharmacokinetic studies conducted by XenoPort in Japanese subjects. Each of the efficacy studies showed that treatment with Regnite was associated with improvement in the International Restless Legs Syndrome rating scale score compared to placebo. Improvement over placebo was also observed on the investigator-rated clinical global impression of improvement scale. The most commonly reported adverse events for Regnite were somnolence and dizziness, which were generally transient and mild to moderate in severity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENO PORT, INC.
(Registrant)

Dated: January 18, 2012	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer